Exhibit 99.1

Contact:	John Leness
General Counsel
253-850-3500

FLOW INTERNATIONAL TO SELL AVURE TECHNOLOGIES

Divestiture Positions Company to Operate as UHP Pump Pure-Play

KENT, Wash., October 3, 2005 – Flow International Corporation (Nasdaq: FLOW), the world’s leading supplier of ultrahigh-pressure waterjet products, today announced that it has entered into an agreement to divest all assets of its wholly owned Avure Technologies Inc, including the General Press operations, which consist of the North America Press and the International Press segments, as well as the non-ultrahigh-pressure portion of the food business, which is included in Avure’s Fresher Under Pressure® food segment. The businesses will be acquired by an affiliate of Gores Technology Group, LLC, a Los Angeles-based private equity firm, for aggregate consideration of $15.3 million. As part of the agreement, FLOW will maintain a commercial relationship with the Gores affiliate to build on Avure’s leading position in the design and manufacture of advanced high-pressure presses for the food industry. The sale is expected to close by the end of November.

Specifically, the Gores affiliate will acquire Avure Technologies Incorporated, Avure Technologies AB, Flow International FPS AB, and assets of Flow Holding Sagl, which are all wholly owned subsidiaries of Flow International Corporation. Also included in the transaction is FLOW’s 51% interest in a joint venture with Snap-tite, which is called Flow Autoclave Systems. Avure is the market leader in the development of wire wound, high-pressure presses. Under the brand name Quintus Industrial Presses, Avure has been providing industrial presses for more than 30 years and has delivered more than 1,500 systems worldwide to customers including Ford and Boeing. Avure Technologies specializes in the manufacturing of high-pressure presses for the food industries.

“This transaction largely completes our strategy to divest ourselves of operations that are not part of our core ultra-high-pressure water pump business,” said Stephen R. Light, FLOW’s President and Chief Executive Officer. “We are pleased to have found a buyer with the qualifications and experience of Gores Technology and look forward to working with them to support the press and food system businesses with our waterpumps and aftermarket spares and replacement parts.”

Pat Adams, President and CEO of Avure Technologies Inc., commented, “We are excited to join the Gores portfolio of companies. . Gores provides the strategic and operational expertise that will enable Avure to leverage our decades of expertise into emerging market applications. We believe that there is tremendous growth potential for high-pressure presses in the food and industrial markets. With Gores’ assistance we will now have the ability to focus on our core technology and significantly expand the utilization of pressure.”

Steve Yager, President of Mergers & Acquisitions at Gores, added, “The Avure acquisition represents an excellent opportunity for Gores. Avure is the world’s leading developer and supplier of high-pressure presses and is also very well positioned to capitalize on the future growth of high-pressure presses for the food industry. Gores plans to work together with management to maintain the company’s pre-eminent position and also provide the support required to explore new growth opportunities for the business.”

Nadim M. Nsouli, who led the transaction and is Gores’ European Head, said, “This acquisition fits well with Gores’ strategy and further expands Gores’ portfolio in Europe.”

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology for cutting, cleaning, and food safety applications, providing state-of-the-art ultrahigh-pressure (UHP) technology to industries including automotive, aerospace, job shop, surface preparation, food and more. For more information, visit www.flowcorp.com.

About Gores Technology Group, LLC

Founded in 1987, Gores is a private equity firm focused on special situations across industries with particular expertise in the technology, telecommunications, and business services sectors. The firm combines the seasoned M&A team of a traditional financial buyer with the operational expertise and detailed due diligence capabilities of a strategic buyer. Gores has a long standing record of creating sustainable value in its portfolio companies by focusing on customers and employees, supporting management with operational expertise and providing the capital required for growth. Headquartered in Los Angeles, California, Gores maintains offices in Boulder, Colorado; New York; Zurich; and London. www.gores.com

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2005 Flow International Corporation Form 10-K Report filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.